Exhibit 2

Exhibit 2

Presentation to:

Southern Bancshares (N.C.), Inc.

William J. Wagner, CPA, Managing Director

Charles L. Stubbs, Vice President

HOWE BARNES INVESTMENTS, INC.

4000 WestChase Boulevard, Suite 110 Raleigh, NC 27607 Phone: 800-638-4250 Fax: 919-424-0110 bwagner@howebarnes.com

August 2005

Table of Contents

1. Common Stock Valuation Analysis

2. Pro Forma Analysis-Common Stock

3. Preferred Stock Valuation Analysis

4. Pro Forma Analysis-Series B Preferred Stock

5. Demographics

6. Exhibit A

7. Exhibit B

2

Common Stock Valuation Analysis

3

Methodologies

To establish a range of fair value for the common stock of Southern Bancshares, Inc. “Southern”, Howe Barnes Investments, Inc. “HBI” utilized three valuation methodologies:

Comparison to market multiples of banks nationwide

Comparison to market multiples of a selected group of peer banks “Guideline Companies”

Discounted cash flow analysis

In addition, HBI reviewed the historic trading activity of Southern’s common stock, but gave little consideration to it as the vast majority of trades were purchases by the bank

HBI reconciled the results of these analyses to establish a range of fair values for Southern’s common stock

4

Indexed Market Performance

Bank Southeast Banks Banks $500-$1.0B Banks $1.0B-$5.0B S&P 500

200 175 150 125 100 75 50

Aug-02 Nov-02 Feb-03 May-03 Jul-03 Oct-03 Jan-04 Apr-04 Jul-04 Oct-04 Jan-05 Apr-05 Jul-05

Trade data as of August 3, 2005 Source: SNL Financial, LC

5

Southern Trade History – Last 3 Years

Trade Price

$600 $500 $400 $300 $200 $100 $-

Share Volume

2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 -

01/16/02 01/29/02 02/20/02 05/22/02 05/31/02 07/19/02 10/03/02 02/26/03 01/27/03 11/28/03

12/09/03 02/09/04 02/13/04 07/14/04 3/30/04 07/30/04 7/29/04 08/26/04 10/15/04 10/07/04

10/27/04 02/25/05 03/01/05 03/21/05 05/27/05 3/23/05 06/21/05

Volume

Price

Source: Southern Management

6

Selection of Peer Groups

To help establish the range of fair value for the common stock of Southern, HBI reviewed the financial characteristics and trading prices of the following peer groups:

All publicly traded banks nationwide as identified by SNL Financial, LC All Southeast banks (AL,GA,NC,PR,SC,TN,VA,WV) All North Carolina banks All banks nationwide with assets between $900 million and $1.2 billion All banks nationwide with returns on average assets between .55% and .65% All banks nationwide with returns on average equity between 6.0% and 7.0%

The following pricing ratios for each peer group were reviewed:

Price / book value

Price / tangible book value

Price / earnings – reported last twelve months

Price / earnings – core* last twelve months

*Core earnings are net income minus after tax net non-operating income

7

Comparison to Bank Industry Median Ratios

All	U.S. Banks* Southeast Banks* North Carolina Banks* Southern Bancshares
Company	Financials 987 Banks 217 Banks 47 Banks
Total	Assets ($mil) $419 $400 $419 $1,058
Tangible	Equity/Assets % 8.2% 7.9% 7.8% 8.2%
NPAs/Assets	% 0.31% 0.46% 0.51% 0.12%
ROA	% 1.00% 0.98% 0.90% 0.59%
ROE	% 11.0% 10.9% 9.4% 6.7%
Efficiency	Ratio % 65% 63% 65% 75%
Pricing	Ratios
Price/Book	Value % 186% 175% 166%
Price/Tangible	BV % 200% 191% 180%
Price/LTM	Earnings x 17.3x 16.9x 18.9x
Price/LTM	Core Earnings x 17.4x 17.2x 19.0x
Price/2005E	Earnings x 16.2x 15.3x 15.4x
Dividend	Yield % 2.3% 2.3% 1.6%
Market	Value ($mil) $73 $69 $76

Southern is much larger than the median US bank

Southern has excellent asset quality Southern is not as profitable Southern is less efficient

Southeast banks trade at a slight discount to all US banks based on price/book value and price/earnings value

North Carolina banks trade at a discount to the median US bank based on price/book value, but at a premium based on price/earnings value

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005
8

Comparison to Nationwide Peer Groups

Based on Size

Banks*
Assets	900MM - 1.2B Southern Bancshares
Company	Financials 49 Banks
Total	Assets ($mil) $1,013 $1,058
Tangible	Equity/Assets % 7.5% 8.2%
NPAs/Assets	% 0.34% 0.12%
ROA	% 1.03% 0.59%
ROE	% 11.6% 6.7%
Efficiency	Ratio % 62% 75%
Pricing	Ratios
Price/Book	Value % 185%
Price/Tangible	BV % 225%
Price/LTM	Earnings x 17.6x
Price/LTM	Core Earnings x 17.4x
Price/2005E	Earnings x 16.2x
Dividend	Yield % 1.8%
Market	Value ($mil) $157

Southern is much less profitable Southern is less efficient Southern has more capital

Similar size banks trade at a premium to the median US banks based on price/tangible book value and at a slight premium based on price/LTM earnings

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Comparison to Nationwide Peer Groups Based on Profitability

Banks*
ROA	0.55% - .65% ROE 6.0% - 7.0% Southern Bancshares
Company	Financials 51 Banks 42 Banks
Total	Assets ($mil) $310 $169 $1,058
Tangible	Equity/Assets % 7.4% 8.7% 8.2%
NPAs/Assets	% 0.45% 0.24% 0.12%
ROA	% 0.60% 0.66% 0.59%
ROE	% 7.2% 6.6% 6.7%
Efficiency	Ratio % 74% 73% 75%
Pricing	Ratios
Price/Book	Value % 151% 141%
Price/Tangible	BV % 158% 156%
Price/LTM	Earnings x 20.1x 23.5x
Price/LTM	Core Earnings x 18.8x 22.4x
Price/2005E	Earnings x 18.5x 19.2x
Dividend	Yield % 2.0% 1.8%
Market	Value ($mil) $35 $30

Southern is a much larger bank Southern has a similar efficiency ratio

Banks that are similar to Southern based on profitability trade at a large discount to the median US bank based on price/book value, however they trade at a large premium based on price/earnings

*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Comments on Financial Comparison

In comparison to national peer groups of publicly traded banks with characteristics similar to Southern; Southern,

Is much larger than the median US Bank Has strong asset quality Is not as profitable as the median US Bank Is less efficient than its peers

Overall, it is our opinion that bank pricing is primarily driven by profitability and asset size. It is also our opinion that profitability is more important the larger the bank.

Summary of National Peer Trading Multiples

Pricing Ratios*

Peer	Groups Weighting Price/ Book Value Price/ Tang. Book Value Price/LTM EPS Price/LTM Core EPS
Nationwide	5% 186% 200% 17.3x 17.4x
Southeast	5% 175% 191% 16.9x 17.2x
North	Carolina 5% 166% 180% 18.9x 19.0x
ROAA	.55%-.65% 30% 151% 158% 20.1x 18.8x
ROAE	6.0%-7.0% 35% 141% 156% 23.5x 22.4x
Assets	$900M-$1.2B 20% 185% 225% 17.6x 17.4x
Median	171% 186% 18.3x 18.1x
Weighted	Average 158% 176% 20.4x 19.6x
*	Median ratios for publicly traded banks Source: SNL Financial, LC as of 08/01/2005

Trading Market Conclusions

The median price/book value ratio for all banks nationwide is 186% and the median price/earnings multiple is 17.3x Banks that are similar in size to Southern tend to trade slightly above the median US Bank, but they are also much more profitable Banks with profitability levels similar to Southern trade at a discount in terms of book value, but at a premium in terms of earnings. These banks are typically much smaller than Southern North Carolina banks trade at a discount to the median US Bank based on price/book value, but at a premium based on price/earnings Based on a review of the trading data for banks with similar financial characteristics, HBI selected the following pricing ratios to apply to Southern:

Selected Pricing Ratios

Southern Bancshares Low High Indicated Price Range Weighting

Price/Book Value $887.12 145% 165% $1,286.32 $1,463.75 20%

Price/Tangible BV $793.51 165% 185% $1,309.29 $1,467.99 20%

Price/LTM Earnings $56.96 18.0 x 22.0 x $1,025.27 $1,253.10 30%

Price/LTM Core Earnings $56.70 18.0 x 22.0 x $1,020.54 $1,247.33 30%

Weighted Average $1,132.86 $1,336.48

Range indicated by National Peers: $1,125.00 - $1,325.00

Guideline Company Selection

We reviewed all banks identified as public companies by SNL Financial, LC and selected a group of bank institutions that met the following criteria (the “Guideline Companies”):

Total assets between $700 million and $1.3 Billion (see exhibit A) Return on average equity less than or equal to 15% Asset growth less than or equal to 15% In states: AL,GA,MS,NC,SC,TN,VA,WV

We excluded companies that:

Did not have available pricing ratios Were targets of merger transactions In metro markets

The criteria resulted in the selection of 12 Guideline Companies

Financial Comparison to Guideline Companies

Southern	Bancshares(1) Guideline Companies(2)
Balance	Sheet Ratios
Total	Assets ($MM) $ 1,058 $ 911
Net	Loans / Assets 59.6% 73.9%
Deposits	/ Assets 85.7% 79.4%
Borrowings	/ Assets 4.0% 10.5%
GAAP	Tangible Equity / Assets 8.2% 7.9%
Profitability	Ratios
Interest	Rate Margin 3.65% 3.99%
Non-interest	Income / Average Assets 1.02% 1.09%
Non-interest	Expense / Average Assets 3.35% 3.12%
Efficiency	Ratio 75.3% 63.7%
ROA	0.59% 0.99%
ROE	6.7% 10.1%
Reserves	& Asset Quality
LLR	/ Loans 1.63% 1.21%
NPL’s	/ Loans 0.05% 0.61%
NPA’s	/ Assets 0.12% 0.84%
LLR	/ NPA’s 811.3% 110.2%
Other
Insider	Ownership 54.2% 11.8%
Institutional	Ownership 0.0% 9.2%
Deposits	/ Branch ($MM) $17 $ 31
(1)	Median based off of (LTM 03/31/05); source: SNL Financial, LC
(2)	Median ratios for publicly traded banks (LTM 03/31/2005); source: SNL Financial, LC

Southern has much fewer loans as a percentage of assets

Southern operates with a similar level of capital

Southern has higher operating expenses

Southern is less efficient

Southern is less profitable

Southern has strong asset quality and is very well reserved

Southern has much greater insider ownership

Much smaller branch size

Pricing Ratios for Guideline Companies

Since 1901 SouthernBank

Company				Trading Market				Pricing Multiples					Financial Ratios				
					E	Avg		Price To			Price/						
			Total	Clsg	x	Daily	Mkt.	Earnings Ratios		Price/	Tang.	Divid.	LTM	LTM	Effic.	Tang.	NPAs/
			Assets	Price	c	Vol.	Cap.	LTM		Book	Book	Yield	ROAA	ROAE	Ratio	Capital	Assets
State/Company	St	Symbol	($mil)	$	h	(000s)	($mil)	Rep	Core	%	%	%	%	%	%	%	%
Guideline Companies as of 08/01/2005																	
Bank of Granite Corp.	NC	GRAN	1,069	20.67	O	15	271	20.3	20.3	193	210	2.5	1.31	9.6	52	12.2	0.98
Capital Bank Corp.	NC	CBKN	917	16.81	O	8	111	18.9	20.8	140	167	1.4	0.70	8.0	72	7.4	1.30
Colony Bankcorp Inc.	GA	CBAN	1,018	29.34	O	4	211	24.7	23.6	323	338	1.0	0.87	13.8	58	6.1	1.21
Eastern Virginia Bankshares	VA	EVBS	732	20.00	O	2	98	14.5	14.6	160	182	3.0	0.96	11.4	68	7.4	0.18
FNB Corp.	NC	FNBN	905	21.00	O	4	118	13.2	13.0	139	172	2.9	1.05	11.0	64	7.7	NA
First M & F Corp.	MS	FMFC	1,208	33.48	O	2	150	13.0	13.0	131	153	3.1	1.01	10.3	63	8.2	0.43
LSB Bancshares Inc.	NC	LXBK	989	18.00	O	7	154	17.8	17.8	169	170	3.8	0.93	9.5	70	9.2	0.70
National Bankshares Inc.	VA	NKSH	820	46.97	O	3	165	13.3	13.3	183	228	3.0	1.56	14.3	51	9.0	0.09
Old Point Financial Corp.	VA	OPOF	700	29.76	O	1	120	15.1	15.1	169	169	2.2	1.17	11.8	63	10.1	NA
Peoples BancTrust Co.	AL	PBTC	781	15.99	O	2	94	14.5	14.9	116	127	2.8	0.79	8.3	77	9.6	NA
Peoples Bancorp of NC Inc.	NC	PEBK	710	20.09	O	3	69	14.0	13.5	132	132	2.0	0.73	9.8	66	7.4	1.09
Yadkin Valley Bank and Trust	NC	YAVY	991	14.44	O	4	154	15.0	15.1	136	203	3.1	1.09	9.3	60	8.0	0.50
High		**12**	**1,208**			**15**	**271**	**24.7**	**23.6**	**323**	**338**	**3.8**	**1.56**	**14.3**	**77**	**12.2**	**1.30**
3rd Quartile		**12**	**998**			**5**	**157**	**18.1**	**18.4**	**173**	**205**	**3.0**	**1.11**	**11.5**	**69**	**9.3**	**1.09**
Median		**12**	**911**			**4**	**135**	**14.8**	**15.0**	**150**	**171**	**2.8**	**0.99**	**10.0**	**64**	**8.1**	**0.70**
1st Quartile		**12**	**769**			**2**	**108**	**13.8**	**13.4**	**135**	**164**	**2.1**	**0.85**	**9.4**	**59**	**7.4**	**0.43**
Low		**12**	**700**			**1**	**69**	**13.0**	**13.0**	**116**	**127**	**1.0**	**0.70**	**8.0**	**51**	**6.1**	**0.09**

Source: SNL Financial, LC and HBI calculations

16

HOWE BARNES INVESTMENTS INC

Additional Information for Guideline Companies

Company

Company Ticker City ST # of Off. States of Operation Shareholders Shares Outstanding Avg. Daily Volume (Shares) Weekly Vol./ Shares Out (%)

Bank	of Granite Corporation GRAN Granite Falls NC 21 NC(21) 2,700 13,088,167 23,864 0.91
Capital	Bank Corporation CBKN Raleigh NC 20 NC(20) 1,588 6,625,870 4,502 0.34
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 25 GA(25) 1,628 7,181,882 3,853 0.27
Eastern	Virginia Bankshares, Inc. EVBS Tappahannock VA 23 VA(23) 1,749 4,890,080 1,143 0.12
First	M & F Corporation FMFC Kosciusko MS 36 MS(35),TN(1) 1,254 4,490,159 254 0.03
FNB	Corp. FNBN Asheboro NC 22 NC(22) 1,807 5,619,050 2,893 0.26
LSB	Bancshares, Inc. LXBK Lexington NC 25 NC(25) 2,802 8,547,988 3,086 0.18
National	Bankshares, Incorporated NKSH Blacksburg VA 27 VA(27) 979 3,509,352 580 0.08
Old	Point Financial Corporation OPOF Hampton VA 19 VA(19) 1,319 4,016,144 226 0.03
Peoples	Bancorp of North Carolina, Inc. PEBK Newton NC 18 NC(18) 704 3,453,312 1,031 0.15
Peoples	BancTrust Company, Inc. PBTC Selma AL 24 AL(24) 858 5,890,000 3,112 0.26
Yadkin	Valley Bank and Trust Company YAVY Elkin NC 21 NC(21) 4,551 10,690,000 1,371 0.06

Source: SNL Financial, LC and HBI calculations

Guideline Company Trading Conclusions

The Guideline Companies consist of 12 Banks which are, although slightly more profitable, on balance similar in terms of financial characteristics to Southern

The Guideline Companies with the lowest ROAE have the lowest price/book values

The Guideline Companies are trading well below the national medians based on their median price/book value of 150% and their price/LTM earnings value of 14.8x

Based on a review of the trading data for banks with similar financial characteristics, HBI selected the following pricing ratios to apply to Southern:

Selected Pricing Ratios

Southern Bancshares Low High Indicated Price Range Weighting

Price/Book Value $887.12 130% 150% $1,153.25 $1,330.68 20%

Price/Tangible BV $793.51 150% 170% $1,190.26 $1,348.97 20%

Price/LTM Earnings $56.96 14.0 x 18.0 x $797.43 $1,025.27 30%

Price/LTM Core Earnings $56.70 14.0 x 18.0 x $793.75 $1,020.54 30%

Weighted Average $946.06 $1,149.67

Range indicated by Guideline Companies: $950.00 - $1,150.00

Discounted Cash Flow

A range of fair value for a common stock can be determined based on the present value of the expected dividendable cash flow to be available to shareholders

Southern provided HBI with financial projections through 12/31/08

To determine the present value of future cash flow beyond 12/31/08, assumptions were made regarding an appropriate terminal multiple

Dividendable cash flow is defined as net income less earnings retained to support asset growth by maintaining current equity levels

Financial Projections

The management of Southern provided HBI with the following financial projections through 2008:

Projections for the Year Ending December 31,

2005	2006 2007 2008
Total	Assets ($000s) 1,140,000 1,223,000 1,294,000 1,360,000
Growth	(%) 8% 7% 6% 5%
Equity	($000s) 102,260 108,090 118,370 129,200
Net	Income ($000s) 8,600 8,200 10,350 10,900
EPS	$78.96 $75.28 $95.02 $100.07
Book	value per share $938.85 $992.38 $1,086.76 $1,186.19
Dividends	per share $1.60 $1.60 $1.60 $1.60
ROA	0.78% 0.69% 0.82% 0.82%
ROE	8.6% 7.8% 9.1% 8.8%

Discounted Cash Flow (1)

Terminal Multiple

Discount Rate

14.0x	15.0x 16.0x 17.0x 18.0x
11.0%	$640 $678 $716 $753 $791
11.5%	$629 $666 $703 $741 $778
12.0%	$619 $655 $692 $728 $764
12.5%	$608 $644 $680 $716 $752
13.0%	$598 $633 $669 $704 $739
13.5%	$588 $623 $657 $692 $727
14.0%	$579 $613 $647 $680 $714

HBI discounted Southern’s projected dividendable cash flow to present value at discount rates between 11% and 14%.

HBI assumed that an appropriate terminal multiple for Southern would be between14x and 18x. HBI multiplied Southern’s 2008 estimated dividends available to shareholders by the selected terminal multiples and discounted this value to the present value. The dividends available to shareholders were calculated by adding back the intangible amortization (tax-adjusted at 39%) to net income and then subtracting a constant tangible capital level of 8.0% for each year through 2008, as well as subtracting the preferred dividends paid to the preferred stock shareholders. The sum of these values was the implied present value per share.

Range implied by dividend discount analysis - $575.00 to $800.00

(1)	Based on Southern’s management projections

Summary of Valuation Results

Range Implied by:

Weighting	Low High
National	Peer Medians 20% $1,125.00 $1,325.00
Selected	Guideline Companies 60% $950.00 $1,150.00
Discounted	Cash Flow 20% $575.00 $800.00
Average	$883.33 $1,091.67
Weighted	Average (Rounded) $900.00 $1,100.00

National Peers

Guideline Companies

Discounted Cash Flow $500 $700 $900 $1,100 $1,300 $1,500

Marketability Discount

Key Factors

Market demographics/attractiveness of franchise Historic trading volume Profitability (historic and future) The size and stability of dividends

Prospects for liquidity (probably length of holding period) The pool of potential buyers Acquisition potential

Observations

Safe and sound Low dividend Modest profitability Limited trading/not listed Most purchases by company Economically depressed markets Ability and intent to remain independent

Marketability Discount Studies

Study	Years Covered in Study Average Discount
SEC	Overall Average 1966-1969 25.8%
SEC	Non-Reporting OTC Companies 1966-1969 32.6%
Gelman	1968-1970 33.0%
Trout	1968-1972 33.5%
Moroney	(a) 35.6%
Maher	1969-1973 35.4%
Standard	Research Consultants 1978-1982 45.0% (b)
Willamette	Management Associates 1981-1984 32.0% (b)
Silber	1981-1988 33.8%
FMV	Opinions, Inc. 1979-April 1992 23.0%
Management	Planning, Inc. 1980-1995 27.7%
Average	32.5%
(a)	Years were not published, but they were likely 1969-1972 (b) Median discount

Based on the discount studies we determined that the marketability discount is approximately 25% - 45%

Marketability Discount of Valuation

Valuation	Weighted Average $900.00 $1,100.00
Discount	of Valuation Average
25%	$675.00 $825.00
30%	$630.00 $770.00
35%	$585.00 $715.00
40%	$540.00 $660.00
45%	$495.00 $605.00

Selected Range of Fair Value: $600.00 - $700.00 Midpoint: $650.00

Sensitivity Analysis

Price	Per Share Price/ Book Value Price/ Tangible Book Price/ LTM EPS Price/ Core EPS
$500.00	56% 63% 8.8x 8.8x
$550.00	62% 69% 9.7x 9.7x
$600.00	68% 76% 10.5x 10.6x
$650.00	73% 82% 11.4x 11.5x
$700.00	79% 88% 12.3x 12.3x
$750.00	85% 95% 13.2x 13.2x
$800.00	90% 101% 14.0x 14.1x
$850.00	96% 107% 14.9x 15.0x
$900.00	101% 113% 15.8x 15.9x
$950.00	107% 120% 16.7x 16.8x
$1,000.00	113% 126% 17.6x 17.6x
$1,050.00	118% 132% 18.4x 18.5x
$1,100.00	124% 139% 19.3x 19.4x
$1,150.00	130% 145% 20.2x 20.3x

Going Private Premium Study

HBI selected 26 going private transactions announced since 9/03/02 The analysis includes only reverse stock splits and cash-out mergers The analysis includes only bank and thrift transactions The analysis excludes transactions that could be deemed a change of control HBI analyzed the range of premiums paid over the trading price

Selected Transactions

Since 1901 SouthernBank

Company	Ticker	Announce Date	Transaction Type	Assets ($000's)	Transaction Value	% of Shares	Premium
FC Banc Corp.	FCBQ	6/24/05	Cash Out Merger	162,234	NA	NA	2.2%
FFD Financial Corporation	FFDF	5/24/05	Reverse Stock Split	139,705	1,482,000	6.6%	23.0%
Community Investors Bancorp Inc.	CIBI	5/17/05	Reverse Stock Split	122,762	NA	3.8%	13.2%
United Tennessee Bankshares, Inc.	UTBI	4/14/05	Cash Out Merger	122,659	NA	21.9%	20.5%
Northeast Indiana Bancorp, Inc.	NIDB	3/16/05	Reverse Stock Split	232,611	331,867	1.0%	17.5%
ASB Financial Corp.	ASBP	3/3/05	Reverse Stock Split	172,961	1,985,659	5.0%	11.4%
First Manitowoc Bancorp, Inc.	FWBW	2/25/05	Cash Out Merger	606,753	1,844,700	1.4%	27.9%
Benchmark Bankshares, Inc.	BMBN	12/23/04	Reverse Stock Split	284,623	11,796,169	20.9%	11.8%
KS Bancorp, Inc.	KSBI	12/22/04	Reverse Stock Split	223,208	1,418,040	4.9%	23.1%
Commercial National Financial Corp.	CEFC	11/18/04	Cash Out Merger	243,859	8,750,000	17.1%	13.6%
Fidelity Federal Bancorp	FDLB	11/11/04	Reverse Stock Split	201,842	2,000,000	10.0%	6.3%
Blackhawk Bancorp, Inc.	BHWB	10/22/04	Reverse Stock Split	415,911	995,566	2.6%	27.1%
Sturgis Bancorp, Inc.	STBI	9/29/04	Cash Out Merger	312,431	588,832	1.3%	18.1%
Southern Michigan Bancorp Inc.	SOMC	9/3/04	Cash Out Merger	310,815	1,213,215	5.1%	20.3%
First Banking Center, Inc.	FBCI	8/20/04	Reverse Stock Split	565,408	21,660,000	24.2%	17.6%
Hemlock Federal Financial Corp.	HMLK	6/1/04	Reverse Stock Split	312,468	232,000	0.8%	2.1%
Home Loan Financial Corporation	HLFC	5/18/04	Reverse Stock Split	160,342	1,754,164	5.0%	30.5%
Coddle Creek Financial Corp.	CDLX	3/30/04	Reverse Stock Split	137,652	500,000	2.0%	4.1%
Easton Bancorp Inc.	EASB	1/2/04	Cash Out Merger	101,837	3,013,650	24.3%	(6.9%)
IBW Financial Corp.	IBWF	12/31/03	Reverse Stock Split	302,720	470,230	1.9%	65.9%
HFB Financial Corporation	HFBA	10/28/03	Cash Out Merger	256,689	468,400	1.6%	3.4%
First Cherokee Bancshares, Inc.	FCKE	9/19/03	Cash Out Merger	190,938	6,081,814	35.3%	14.0%
Valley Ridge Financial Corp.	VYRG	9/19/03	Reverse Stock Split	193,008	1,660,000	4.9%	11.1%
BankPlus, FSB	BPLS	7/15/03	Reverse Stock Split	313,234	200,000	0.8%	6.7%
Capital Directions, Inc.	CTDN	6/25/03	Cash Out Merger	129,839	551,450	1.7%	(3.8%)
Chesapeake Financial Shares, Inc.	CPKF	9/3/02	Reverse Stock Split	332,424	1,979,073	6.5%	18.7%
3rd Quartile	**26**			**312,027**	**$1,992,830**	**10.0%**	**20.4%**
Median	**26**			**227,910**	**$1,482,000**	**4.9%**	**13.8%**
1st Quartile	**26**			**160,815**	**$525,725**	**1.7%**	**6.4%**

Source: SNL Financial, LC and SEC Filings

28

HOWE BARNES INVESTMENTS INC

Premium Analysis

Based on a review of these 26 transactions, the median premium paid was 13.8%, with an inter-quartile range of between 6.4% and 20.4%, or approximately 5% to 20%.

Premium

Price 5.0% 10.0% 15.0% 20.0%

Selected Range of Fair Value:

Low $600.00 $630.00 $660.00 $690.00 $720.00

Midpoint $650.00 $682.50 $715.00 $747.50 $780.00

High $700.00 $735.00 $770.00 $805.00 $840.00

Pro Forma Analysis-Common Stock

Shareholder List Analysis - Common

Stratification	of Ownership Shareholders
Shares	Held Share-holders Shares Cumulative Shares Above Below
Registered	332
0	- 9 39 200 200 293 39
10	- 14 33 351 551 260 72
15	- 24 25 485 1,036 235 97
25	- 34 33 932 1,968 202 130
35	- 49 18 738 2,706 184 148
50	- 99 46 2,998 5,704 138 194
100	- 299 67 10,905 16,609 71 261
300	- 499 17 6,365 22,974 54 278
500	- 999 18 12,648 35,622 36 296
1,000	+ 18 60,042 95,664 18 314
Total	Registered 314 95,664
Street	Name
NOBO	6,119
OBO	7,137
Total	Street Name 18 13,256
Total	332 108,920

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

Cash Out Merger Analysis - Common

Cash Out Merger at

Total	1:10 1:15 1:25 1:35
Registered	Shareholders
Cashed	Out 332 39 72 97 130
Remaining	332 293 260 235 202
Shares	Cashed Out
Registered	Shareholders 95,664 200 551 1,036 1,968
NOBO	Shareholders 6,119 18 90 294 443
OBO	Shareholders 7,137 21 105 343 517
Total	108,920 239 746 1,673 2,928
Percent	of Outstanding Shares Cashed Out
Registered	95,664 0.2% 0.5% 1.0% 1.8%
NOBO	6,119 0.0% 0.1% 0.3% 0.4%
OBO	7,137 0.0% 0.1% 0.3% 0.5%
Total	108,920 0.2% 0.7% 1.5% 2.7%
Estimated	Cost ($000’s)
$600.00	$143 $448 $1,004 $ 1,757
$650.00	$155 $485 $1,087 $ 1,903
$700.00	$167 $522 $1,171 $ 2,049
$750.00	$179 $559 $1,255 $ 2,196
$800.00	$191 $597 $1,338 $ 2,342

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Reverse Stock Split Analysis - Common

Reverse Stock Split at

Total	1:10 1:15 1:25 1:35
Registered	Shareholders
Cashed	Out 332 39 72 97 130
Remaining	332 293 260 235 202
Shares	Cashed Out
Registered
Shareholders	Below Threshold 200 551 1,036 1,968
Fractional	Shares 754 1,588 1,728 2,836
Total	Registered 95,664 954 2,139 2,764 4,804
NOBO
Shareholders	Below Threshold 18 90 294 443
Fractional	Shares 151 269 350 426
Total	NOBO 6,119 169 359 644 869
OBO
Total	OBO 7,137 197 419 751 1,014
Total	108,920 1,320 2,917 4,159 6,687
Percent	of Outstanding Shares Cashed Out
Registered	95,664 0.9% 2.0% 2.5% 4.4%
NOBO	6,119 0.2% 0.3% 0.6% 0.8%
OBO	7,137 0.2% 0.4% 0.7% 0.9%
Total	108,920 1.2% 2.7% 3.8% 6.1%
Estimated	Cost ($000’s)
$600.00	$792 $1,750 $ 2,495 $ 4,012
$650.00	$858 $1,896 $ 2,703 $ 4,346
$700.00	$924 $2,042 $ 2,911 $ 4,681
$750.00	$990 $2,188 $ 3,119 $ 5,015
$800.00	$1,056 $2,333 $ 3,327 $ 5,349

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 18 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Preferred Stock Valuation Analysis

Methodologies

To establish a range of fair value for the preferred stock of Southern Bancshares, Inc. “Southern”, Howe Barnes Investments, Inc. “HBI” utilized two valuation methodologies:

Comparison to preferred stock dividend yields of banks nationwide

Dividend discount analysis

In addition, HBI reviewed the historic trading activity of Southern’s preferred stock

HBI reconciled the results of these analyses to establish a range of fair values for Southern’s preferred stock

Preferred Stock Trading History-Last 3 Years

Trade Price

$12.00 $11.25 $10.00 $8.00 $6.00 $4.00 $2.00 $-

Share Volume

3,500 3,000 2,500 2,000 1,500 1,000 500 -

05/22/02 06/26/02 11/04/02 01/03/03 02/28/03 04/14/03 06/03/03 11/04/03 02/04/04

05/06/04 05/11/04 07/12/04 7/22/04 09/13/04 09/23/04 11/18/04 11/18/04 12/07/04 12/16/04

Volume Price

Range implied by trade history - $11.25 to $11.25

*	Trade data supplied by Southern management

All Bank - Preferred Stock Dividend Analysis

Since 1901 SouthernBank

➢ To help establish the range of fair value for the preferred stock of Southern, HBI reviewed the dividend yield for all publicly traded preferred stocks nationwide:

	Trading	Issue				Actual 8-9-05	
Company Name	Symbol	Date	Price	Div. Rate	Description	Price	Div. Rate
Citigroup, Inc.	C-F		$50.00	6.37%	Cum preferred series F depositary shares	$52.59	**6.05%**
Citigroup, Inc.	C-G		$50.00	6.21%	Cum preferred series G depositary shares	$52.50	**5.96%**
Citigroup, Inc.	C-H		$50.00	6.23%	Cum preferred series H depositary shares	$53.40	**5.84%**
Citigroup, Inc.	C-M		$50.00	5.86%	Cum preferred series M depositary shares	$50.50	**5.80%**
Doral Financial Corp	DRLPE	02/22/1999	$50.00	7.00%	Series A noncum preferred	$51.40	**6.81%**
Doral Financial Corp	DRLOE	08/31/2000	$25.00	8.35%	Series B noncum preferred	$26.29	**7.95%**
Doral Financial Corp	DRLNE	05/30/2002	$25.00	7.25%	Series C noncum preferred	$26.73	**6.77%**
First BanCorp	FBP-A	04/29/1999	$25.00	7.13%	Series A preferred	$26.30	**6.65%**
First BanCorp	FBP-B	10/27/2000	$25.00	8.35%	Series B preferred	$27.25	**7.63%**
First BanCorp	FBP-C	05/18/2001	$25.00	7.40%	Series C preferred	$26.45	**6.89%**
First BanCorp	FBP-D	01/30/2002	$25.00	7.25%	Series D preferred	$26.60	**6.80%**
First BanCorp	FBP-E	09/26/2003	$25.00	7.00%	Series E preferred	$26.30	**6.65%**
First Republic Bank	FRC-A	01/28/2004	$25.00	6.70%	Noncum preferred series A	$25.60	**6.52%**
First Republic Bank	FRC-B	03/18/2005	$25.00	6.25%	Series B preferred depositary shares	$25.35	**6.15%**
JPMorgan Chase & Co.	JPM-H		$50.00	6.63%	Series H preferred depositary shares	$51.72	**6.40%**
Oriental Financial Group	OFG-A	04/30/1999	$25.00	7.13%	Series A preferred stock, $1.00 par value	$25.75	**6.91%**
Oriental Financial Group	OFG-B	09/25/2003	$25.00	7.00%	Series B preferred stock, $1.00 par value	$26.20	**6.68%**
Popular, Inc.	BPOPO	02/24/2003	$25.00	6.38%	Series A pref stock	$25.76	**6.17%**
R & G Financial Corp	RGFPE	08/26/1998	$25.00	7.40%	Series A preferred	$26.25	**7.05%**
R & G Financial Corp	RGFOE	12/20/1999	$25.00	7.75%	Series B preferred	$26.60	**7.29%**
R & G Financial Corp	RGFLE	03/09/2001	$25.00	7.60%	Series C preferred	$26.59	**7.15%**
R & G Financial Corp	RGFME	01/22/2002	$25.00	7.25%	Series D preferred	$25.74	**7.03%**
W Holding Company	WBPRO	05/29/1999	$25.00	7.25%	Series B preferred stock	$26.12	**6.93%**
W Holding Company	WBPRN	03/13/2001	$25.00	7.60%	Series C non-cumulative preferred stock	$26.74	**7.11%**
W Holding Company	WBPRM	07/13/2001	$25.00	7.40%	Series D preferred stock, $1.00 par value	$26.25	**7.01%**
W Holding Company	WBPRL		$25.00	6.88%	Series E non-cumulative preferred stock	$25.51	**6.70%**
W Holding Company	WBPRZ	05/29/2003	$25.00	6.70%	Series F non-cumulative preferred stock	$25.89	**6.45%**
W Holding Company	WBPRK	08/28/2003	$25.00	6.90%	Series G non-cumulative preferred stock	$26.00	**6.62%**
						Median	**6.74%**
						Average	**6.71%**
						1st Quartile	**6.44%**
						3rd Quartile	**7.02%**

Trade data as of August 9, 2005
Source: SNL Financial, LC and NYSE

37

HB HOWE BARNES INVESTMENTS INC

All Bank - Preferred Stock Dividend Analysis

National	Yield Southern Dividend Implied Price
Median	6.74% $0.90 $13.35
Average	6.71% $0.90 $13.41
1st	Quartile 6.44% $0.90 $13.98
3rd	Quartile 7.02% $0.90 $12.82

Range implied by national preferred stock dividend yields - $12.75 to $14.00

Trade data as of August 9, 2005 Source: SNL Financial, LC and NYSE

Dividend Discount Analysis (1)

Dividend Rate

Discount Rate

$0.90

6%	$15.00
7%	$12.86
8%	$11.25
9%	$10.00

HBI discounted Southern’s projected dividends to present value at discount rates between 6% and 9%, to reflect the dividend yield received by shareholders.

HBI then assumed that the $.90 dividend was paid in perpetuity.

The sum of these values was the implied present value per share.

Range implied by dividend discount analysis - $10.00 to $15.00

(1)	Based on Southern’s management projections

Summary of Valuation Results

Range Implied by:

Low	High
Trade	History $11.25 $11.25
All	Bank Preferred Stock $12.75 $14.00
Dividend	Discount Analysis $10.00 $15.00
Average	$11.33 $13.42

Valuation Considerations

Southern is a very safe and sound bank Southern has never missed a dividend payment The stated yield is above market

Selected Range of Fair Value: $11.25 - $13.50

Premium Analysis

Based on a review of these 26 transactions, the median premium paid was 13.8%, with an inter-quartile range of between 6.4% and 20.4%, or approximately 5% to 20%.

Premium
Price	5.0% 10.0% 15.0% 20.0%
Selected	Range of Fair Value:
Low	$11.25 $11.81 $12.38 $12.94 $13.50
Midpoint	$12.38 $12.99 $13.61 $14.23 $14.85
High	$13.50 $14.18 $14.85 $15.53 $16.20

Pro Forma Analysis-Series B

Preferred Stock

Shareholder List Analysis - Preferred

Stratification	of Ownership Shareholders
Shares	Held Share-holders Shares Cumulative Shares Remaining Eliminated
Registered	537
0	- 99 192 7,273 7,273 345 192
100	- 149 48 6,224 13,497 297 240
150	- 199 25 4,412 17,909 272 265
200	- 299 39 9,668 27,577 233 304
300	- 399 32 10,955 38,532 201 336
400	- 499 36 16,166 54,698 165 372
500	- 599 15 8,247 62,945 150 387
600	- 799 25 17,212 80,157 125 412
800	- 999 24 21,759 101,916 101 436
1,000	+ 64 200,857 302,773 37 500
Total	Registered 500 302,773
Street	Name
NOBO	35,458
OBO	12,362
Total	Street Name 37 47,820
Total	537 350,593

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

Cash Out Merger Analysis - Preferred

Cash Out Merger at

Total	1:150 1:200 1:300 1:400
Registered	Shareholders
Cashed	Out 537 240 265 304 336
Remaining	537 297 272 233 201
Shares	Cashed Out
Registered	Shareholders 302,773 13,497 17,909 27,577 38,532
NOBO	Shareholders 35,458 644 1,278 2,388 3,072
OBO	Shareholders 12,362 225 446 833 1,071
Total	350,593 14,366 19,633 30,798 42,675
Percent	of Outstanding Shares Cashed Out
Registered	302,773 3.8% 5.1% 7.9% 11.0%
NOBO	35,458 0.2% 0.4% 0.7% 0.9%
OBO	12,362 0.1% 0.1% 0.2% 0.3%
Total	350,593 4.1% 5.6% 8.8% 12.2%
Estimated	Cost ($000’s)
$11.00	$158 $216 $339 $469
$12.00	$172 $236 $370 $512
$13.00	$187 $255 $400 $555
$14.00	$201 $275 $431 $597
$15.00	$215 $294 $462 $640

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Reverse Stock Split Analysis - Preferred

Reverse Stock Split at

Total	1:150 1:200 1:300 1:400
Registered	Shareholders
Cashed	Out 537 240 265 304 336
Remaining	537 297 272 233 201
Shares	Cashed Out
Registered
Shareholders	Below Threshold 13,497 17,909 27,577 38,532
Fractional	Shares 18,676 20,264 25,596 25,441
Total	Registered 302,773 32,173 38,173 53,173 63,973
NOBO
Shareholders	Below Threshold 644 1,278 2,388 3,072
Fractional	Shares 1,964 1,980 3,370 3,186
Total	NOBO 35,458 2,608 3,258 5,758 6,258
OBO
Total	OBO 12,362 909 1,136 2,007 2,182
Total	350,593 35,690 42,567 60,938 72,413
Percent	of Outstanding Shares Cashed Out
Registered	302,773 9.2% 10.9% 15.2% 18.2%
NOBO	35,458 0.7% 0.9% 1.6% 1.8%
OBO	12,362 0.3% 0.3% 0.6% 0.6%
Total	350,593 10.2% 12.1% 17.4% 20.7%
Estimated	Cost ($000’s)
$11.00	$393 $468 $670 $797
$12.00	$428 $511 $731 $869
$13.00	$464 $553 $792 $941
$14.00	$500 $596 $853 $1,014
$15.00	$535 $639 $914 $1,086

Based on the shareholder list provided by the Company in May 2005 and the NOBO list provided by the Company as of 12/31/2004.

The number of brokers on the NOBO list was 37 as of 12/31/04.

The number of OBO shares cashed out is estimated by assuming that the percent of OBO shares cashed out is the same as the percent of NOBO shares cashed out.

Demographics

Southern Market Demographics – by County

County Rank # Off. Company Deposits in County ($ 000) Deposit Market Share (%) Total Population 2005 (Actual) Population Change 2000-2005 (%) Projected Population Change 2005-2010 (%) Median HH Income 2005 ($) HH Income Change 2000-2005 (%) Projected HH Income Change 2005-2010 (%)

Nash	3 8 142,584 12.59 93,181 6.59 6.62 42,323 13.58 13.95
Pitt	6 4 108,345 8.34 145,561 8.79 7.82 38,353 15.30 15.29
Wayne	4 5 88,086 9.18 115,600 2.00 1.89 38,549 13.20 12.81
Hertford	2 3 84,715 33.50 23,130 2.34 (0.07) 29,559 12.03 11.64
Bertie	1 5 78,068 51.31 19,355 (2.11) (2.76) 27,559 9.47 11.77
Beaufort	4 3 55,809 10.67 45,711 1.67 0.61 35,433 14.23 14.16
Duplin	2 3 54,735 14.92 50,784 3.51 2.80 32,973 10.29 11.47
Halifax	4 3 46,279 8.59 56,981 (0.68) (1.12) 29,484 11.82 12.41
Dare	5 2 41,258 4.87 33,044 10.27 16.10 48,748 13.19 13.74
Sampson	4 3 37,721 9.48 62,877 4.51 3.48 36,091 12.75 12.50
Gates	2 1 29,484 35.32 10,938 4.01 3.54 39,954 12.58 11.49
Northampton	2 2 26,000 25.68 21,925 (0.73) (1.38) 30,256 13.51 12.52
Robeson	8 1 22,520 2.76 129,529 5.02 4.78 31,581 12.29 12.12
Martin	5 2 18,731 6.14 25,620 0.11 0.39 32,158 12.30 13.01
Warren	3 1 17,569 17.26 20,227 1.28 0.01 31,661 11.74 11.81
Chowan	4 2 14,955 9.49 14,232 (2.02) 0.03 35,053 13.37 10.95
Edgecombe	6 1 13,453 5.00 54,605 (1.80) (2.31) 35,132 13.18 10.89
Lenoir	8 2 12,206 2.00 60,239 0.99 0.69 35,391 13.54 13.20
Washington	5 1 8,684 7.29 13,315 (2.97) (3.05) 32,305 11.69 12.89
Jones	3 1 7,582 12.88 10,240 (1.36) (2.44) 34,181 11.61 10.06
NC	Totals 53 908,784 1,007,094
Weighted	Average: North Carolina Franchise 3.42 3.06 35,832 12.78 12.94
Aggregate:	Entire State of North Carolina 8,732,955 8.49 7.74 44,845 14.43 14.51
Aggregate:	National 298,727,898 6.15 6.26 49,747 17.98 17.36

Source: SNL Financial, LC

North Carolina Demographics

Base	2000 Current 2005 Projected 2010 % Change 2000-2005 % Change 2005-2010
Total	Population: 8,049,313 8,732,955 9,408,689 8.49 7.74
0-14	Age Group (%): 21 20 19 5.64 4.38
15-34	Age Group (%): 29 28 26 3.46 3.04
35-54	Age Group (%): 29 30 30 9.44 7.82
55+	Age Group (%): 21 23 24 16.89 16.32
Total	Households: 3,132,013 3,449,221 3,743,609 10.13 8.53
$0-24K	Households (%): 31 26 23 -5.42 -7.13
$25-50K	Households (%): 32 29 26 2.06 -3.66
$50K+	Households (%): 38 44 51 29.40 25.89
Average	Household Income: 51,225 60,038 70,998 17.20 18.26
Median	Household Income: 39,190 44,845 51,350 14.43 14.51
Per	Capita Income: 20,307 24,095 28,641 18.65 18.87

Source: SNL Financial, LC

These materials are for discussion purposes only. They should not be construed as an offer or solicitation with respect to the purchase or sale of any security or to enter into any particular transaction and may not be relied on in evaluating the merits of investing in any security or entering into any transaction.

The information contained herein and any supplemental information or other documents provided in connection herewith are submitted to you on a strictly confidential basis, should be kept confidential and should not be used other than in connection with your evaluation of a proposed structure or transaction. By accepting a copy of this presentation, the recipient agrees that neither it nor any of its employees or advisors shall use the information for any purpose other than evaluating a proposed structure or transaction or divulge the information to any other party. The information contained herein shall not be photocopied, reproduced or distributed to others, in whole or in part, without the prior written consent of Howe Barnes Investments, Inc.

Exhibit A

List of Guideline Companies Prior to Elimination of Certain Banks

Company	Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Elimination Reason
Bank	of Granite Corporation GRAN Granite Falls NC 1,069,400 9.62 1.31 7.59 12.23 18.6 191.9
Capital	Bank Corporation CBKN Raleigh NC 917,392 7.99 0.70 3.57 7.36 18.9 167.2
CIVITAS	BankGroup, Inc. CVBG Franklin TN 705,342 10.92 0.73 -15.95 6.37 23.2 285.3 Metro Market
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 1,018,095 13.82 0.87 8.66 6.13 20.5 283.6
Eastern	Virginia Bankshares, Inc. EVBS Tappahannock VA 732,450 11.36 0.96 6.48 7.43 14.3 178.8
First	Citizens Bancshares, Inc. Dyersburg TN 788,043 13.86 1.10 6.50 6.51 NA NA No Pricing Data
First	Farmers and Merchants Corporation Columbia TN 846,248 7.84 0.99 1.27 11.27 NA NA No Pricing Data
First	M & F Corporation FMFC Kosciusko MS 1,207,852 10.29 1.01 10.41 8.24 13.1 153.4
First	National Bank of Shelby FNSE Shelby NC 760,020 9.36 1.19 9.27 11.85 NA NA No Pricing Data
FNB	Corp. FNBN Asheboro NC 904,602 10.96 1.05 8.56 7.72 13.2 171.5
LSB	Bancshares, Inc. LXBK Lexington NC 989,327 9.46 0.93 9.92 9.16 17.5 166.7
National	Bankshares, Incorporated NKSH Blacksburg VA 819,574 14.26 1.56 3.95 9.00 13.4 229.6
Old	Point Financial Corporation OPOF Hampton VA 700,303 11.74 1.18 3.70 10.12 15.2 170.0
Peoples	Bancorp of North Carolina, Inc. PEBK Newton NC 709,559 9.80 0.73 3.42 7.42 14.0 132.7
Peoples	BancTrust Company, Inc. PBTC Selma AL 781,485 8.26 0.79 2.50 9.57 13.9 121.4
Yadkin	Valley Bank and Trust Company YAVY Elkin NC 990,772 9.34 1.09 13.49 7.97 14.9 201.7

Guideline Company Criteria

Bank

Merger Target - No

Region - Southeast

Assets - $700M-$1.3B

ROAE LTM<15%

Asset Growth LTM<15%

Exhibit B

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name	Ticker	City	ST	Assets	ROAE	ROAA	Asset Growth	TE/TA	P/E LTM	P/TBV	Insider Ownership %	Avg. Daily Vol. (Shrs)
F & M Bancorporation	FMBC	Tulsa	OK	1,102,484	10.86	0.85	9.33	7.45	9.9	**106.8**	NA	0
Peoples BancTrust Company, Inc.	PBTC	Selma	AL	781,485	8.26	0.79	2.50	9.57	13.9	**121.4**	12.28	814
Camco Financial Corporation	CAFI	Cambridge	OH	1,069,357	-0.91	-0.08	0.06	7.90	NM	**130.9**	8.90	5,898
Home Federal Bancorp	HOMF	Columbus	IN	848,897	6.11	0.54	-0.92	8.55	21.9	**133.4**	15.30	10,771
Peoples Bancorp of North Carolina, Inc.	PEBK	Newton	NC	709,559	9.80	0.73	3.42	7.42	14.0	**132.7**	14.03	379
Berkshire Bancorp Inc.	BERK	New York	NY	1,002,927	6.71	0.72	3.35	9.22	17.8	**136.9**	57.50	2,670
Mercantile Bancorp, Incorporated	MBR	Quincy	IL	1,078,300	10.22	0.84	7.91	7.72	13.2	**138.0**	5.23	240
Wainwright Bank & Trust Company	WAIN	Boston	MA	714,188	10.46	0.94	5.52	9.16	13.4	**137.5**	52.37	795
AmeriServ Financial, Inc.	ASRV	Johnstown	PA	996,786	-11.21	-0.86	-15.41	7.48	NM	**145.7**	6.30	8,795
Chemung Financial Corporation	CHMG	Elmira	NY	711,394	9.70	1.09	-3.10	11.16	15.2	**146.8**	27.40	292
North Dallas Bank & Trust Company	NODB	Dallas	TX	916,724	6.19	0.66	4.69	10.59	24.9	**151.4**	NA	0
First M & F Corporation	FMFC	Kosciusko	MS	1,207,852	10.29	1.01	10.41	8.24	13.1	**153.4**	25.87	1,895
SNB Bancshares, Inc.	SNBT	Sugar Land	TX	1,109,298	4.43	0.31	1.59	7.90	36.4	**160.1**	33.86	2,478
FNB Financial Services Corporation	FNBF	Greensboro	NC	979,446	11.57	0.92	24.55	7.41	15.2	**165.4**	8.51	1,789
First United Corporation	FUNC	Oakland	MD	1,267,422	10.68	0.66	8.80	5.89	15.7	**164.4**	4.29	5,734
Capital Bank Corporation	CBKN	Raleigh	NC	917,392	7.99	0.70	3.57	7.36	18.9	**167.2**	15.28	5,947
RCB Corporation	RCBC	Sacramento	CA	748,788	11.86	0.94	7.03	8.19	16.2	**165.4**	NA	0
LSB Bancshares, Inc.	LXBK	Lexington	NC	989,327	9.46	0.93	9.92	9.16	17.5	**166.7**	5.95	1,217
Old Point Financial Corporation	OPOF	Hampton	VA	700,303	11.74	1.18	3.70	10.12	15.2	**170.0**	25.60	230
Citizens & Northern Corporation	CZNC	Wellsboro	PA	1,133,701	10.82	1.24	1.30	11.72	16.2	**170.0**	2.97	6,228
FNB Corp.	FNBN	Asheboro	NC	904,602	10.96	1.05	8.56	7.72	13.2	**171.5**	11.30	4,454
First Security Group, Inc.	FSGI	Chattanooga	TN	831,254	6.74	0.78	26.08	9.10	21.4	**168.9**	9.96	71,867
LNB Bancorp, Inc.	LNBB	Lorain	OH	791,078	8.05	0.73	4.06	8.53	20.4	**171.1**	11.65	19,879
Dacotah Banks, Inc.	DBIN	Aberdeen	SD	1,072,989	10.53	1.03	8.08	9.12	15.8	**173.2**	NA	209
Center Bancorp, Inc.	CNBC	Union	NJ	1,178,568	11.77	0.77	26.21	7.25	14.9	**178.1**	10.06	15,478
ACNB Corporation	ACNB	Gettysburg	PA	916,710	12.62	0.99	2.04	7.54	13.5	**180.0**	1.85	1,633
Eastern Virginia Bankshares, Inc.	EVBS	Tappahannock	VA	732,450	11.36	0.96	6.48	7.43	14.3	**178.8**	4.00	662
First Chester County Corporation	FCEC	West Chester	PA	820,344	9.57	0.65	8.04	6.83	18.9	**173.8**	15.00	1,030
Northern States Financial Corporation	NSFC	Waukegan	IL	750,348	5.16	0.49	-5.55	8.07	28.5	**176.4**	37.00	832
Dearborn Bancorp, Inc.	DEAR	Dearborn	MI	700,493	8.44	0.97	47.33	10.24	22.0	**183.0**	24.35	11,102
Alliance Financial Corporation	ALNC	Syracuse	NY	936,680	10.78	0.83	9.33	6.60	15.7	**188.0**	11.15	1,511
Northrim BanCorp Inc.	NRIM	Anchorage	AK	836,565	12.97	1.35	13.16	9.59	14.0	**184.0**	8.00	1,817
Enterprise Bancorp, Inc.	EBTC	Lowell	MA	898,571	12.92	0.95	10.96	6.49	14.5	**193.1**	34.07	772
Ohio Valley Banc Corp.	OVBC	Gallipolis	OH	721,734	12.14	0.95	0.64	7.88	15.7	**188.3**	4.99	2,003
Republic First Bancorp, Inc.	FRBK	Philadelphia	PA	781,525	16.74	1.41	22.63	7.50	11.3	**188.9**	28.70	5,053
Bancorp, Inc.	TBBK	Wilmington	DE	736,966	4.57	0.91	46.39	17.29	45.6	**185.7**	22.78	12,760
First of Long Island Corporation	FLIC	Glen Head	NY	988,754	13.18	1.27	3.72	9.22	14.9	**189.7**	18.23	664
QCR Holdings, Inc.	QCRH	Moline	IL	920,061	10.89	0.61	13.37	5.75	18.7	**188.0**	9.54	527
Cambridge Bancorp	CATC	Cambridge	MA	725,803	13.23	1.12	0.71	8.46	14.7	**191.2**	NA	3,185
First Financial Service Corporation	FFKY	Elizabethtown	KY	751,849	14.13	1.17	8.70	7.22	12.4	**193.8**	16.76	1,039
Bank of Granite Corporation	GRAN	Granite Falls	NC	1,069,400	9.62	1.31	7.59	12.23	18.6	**191.9**	8.12	14,394
German American Bancorp	GABC	Jasper	IN	909,227	9.40	0.84	-2.28	8.81	20.3	**195.4**	16.10	57,756
PAB Bankshares, Inc.	PAB	Valdosta	GA	933,747	12.03	1.16	26.31	8.47	15.9	**196.8**	26.82	3,020

*Highlighted banks chosen for Guideline Companies

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name	Ticker	City	ST	Assets	ROAE	ROAA	Asset Growth	TE/TA	P/E LTM	P/TBV	Insider Ownership %	Avg. Daily Vol. (Shrs)
MetroCorp Bancshares, Inc.	MCBI	Houston	TX	909,210	10.46	0.99	3.42	9.78	19.8	**197.6**	34.53	1,038
Royal Bancshares of Pennsylvania, Inc.	RBPAA	Narberth	PA	1,263,699	15.73	1.80	6.58	11.54	13.2	**198.0**	77.04	3,539
Horizon Bancorp	HBNC	Michigan City	IN	1,098,631	13.04	0.74	36.26	4.04	13.2	**195.9**	13.80	4,826
Firstbank Corporation	FBMI	Alma	MI	830,687	13.12	1.21	5.68	8.34	14.5	**199.7**	3.70	1,940
Yadkin Valley Bank and Trust Company	YAVY	Elkin	NC	990,772	9.34	1.09	13.49	7.97	14.9	**201.7**	10.00	6,504
Centerstate Banks of Florida, Inc.	CSFL	Winter Haven	FL	830,042	7.69	0.60	22.73	10.34	31.4	**200.6**	23.98	1,030
CityBank	CTBK	Lynnwood	WA	754,662	12.03	2.81	19.50	21.62	17.1	**201.4**	23.14	7,059
Westbank Corporation	WBKC	West Springfielc	MA	768,336	9.04	0.56	0.29	5.11	20.0	**208.7**	18.72	3,145
Pacific Mercantile Bancorp	PMBC	Costa Mesa	CA	922,545	7.66	0.67	15.74	8.41	29.0	**205.1**	12.40	8,732
Shore Bancshares, Inc.	SHBI	Easton	MD	819,795	12.55	1.47	5.11	10.41	15.1	**210.5**	6.33	5,285
Wilber Corporation	GIW	Oneonta	NY	755,054	12.84	1.15	3.98	8.44	15.7	**213.6**	35.18	160
Ames National Corporation	ATLO	Ames	IA	834,157	11.50	1.52	5.68	13.40	20.0	**225.3**	8.40	8,227
Oak Hill Financial, Inc.	OAKF	Jackson	OH	1,211,267	9.33	0.75	23.50	6.79	21.6	**215.4**	29.64	6,479
Cascade Financial Corporation	CASB	Everett	WA	1,158,819	12.87	1.11	10.25	6.62	13.7	**218.6**	19.50	2,886
Security National Corporation	SNLC	Sioux City	IA	814,900	14.46	1.51	0.91	10.15	15.3	**221.0**	NA	0
Peapack-Gladstone Financial Corporation	PGC	Gladstone	NJ	1,177,156	14.46	1.24	16.15	8.35	16.3	**222.0**	10.72	6,880
Heritage Commerce Corp	HTBK	San Jose	CA	1,097,696	11.84	1.05	0.61	9.49	20.4	**225.5**	13.70	53,784
Exchange Bank of Santa Rosa, California	EXSR	Santa Rosa	CA	1,283,982	14.74	1.36	10.84	8.86	15.5	**224.6**	NA	20
Preferred Bank	PFBC	Los Angeles	CA	1,032,877	15.70	1.47	21.90	11.33	18.6	**228.7**	19.67	8,300
Heritage Financial Corporation	HFWA	Olympia	WA	722,009	16.39	1.46	8.49	7.94	13.1	**228.4**	19.32	2,114
Farmers National Banc Corporation	FMNB	Canfield	OH	832,464	8.57	0.82	3.40	9.48	26.8	**231.3**	4.92	1,305
National Bankshares, Incorporated	NKSH	Blacksburg	VA	819,574	14.26	1.56	3.95	9.00	13.4	**229.6**	6.07	235
CNB Financial Corporation	CCNE	Clearfield	PA	752,485	12.02	1.13	7.11	7.87	16.5	**231.7**	8.30	787
Exchange National Bancshares, Inc.	EXJF	Jefferson City	MO	1,166,418	9.18	0.88	29.39	4.49	13.7	**229.0**	9.80	2,293
AmericanWest Bancorporation	AWBC	Spokane	WA	1,107,659	10.71	1.06	1.99	9.00	20.3	**234.3**	2.84	20,784
First Citizens Banc Corp.	FCZA	Sandusky	OH	776,046	6.73	0.72	21.96	7.42	24.6	**242.7**	11.90	3,854
Bank of Kentucky Financial Corporation	BKYF	Crestview Hills	KY	872,841	14.04	1.19	4.76	7.46	15.0	**239.7**	43.64	780
Central Coast Bancorp	CCBN	Salinas	CA	1,248,599	14.23	1.27	18.97	8.75	19.7	**256.1**	18.10	19,621
Bank of Marin	BMRC	Corte Madera	CA	814,216	15.84	1.41	17.78	8.85	17.5	**239.3**	21.10	850
Texas United Bancshares, Incorporated	TXUI	La Grange	TX	1,242,003	8.93	0.78	65.24	5.21	17.2	**247.5**	11.24	628
FLAG Financial Corporation	FLAG	Atlanta	GA	862,509	11.01	0.93	15.10	6.11	18.2	**251.5**	22.80	5,501
Greater Community Bancorp	GFLS	Totowa	NJ	904,839	14.79	1.03	13.01	5.57	14.9	**252.3**	14.86	2,339
Merchants Bancshares, Inc.	MBVT	South Burlingtor	VT	1,054,435	16.27	1.17	2.06	6.22	14.3	**266.9**	33.00	4,194
BNCCORP, Inc.	BNCC	Bismarck	ND	725,177	8.19	0.53	14.54	2.30	11.3	**242.6**	19.14	468
Foothill Independent Bancorp	FOOT	Glendora	CA	798,651	15.99	1.31	7.30	8.48	17.7	**255.5**	22.90	8,699
Leesport Financial Corp.	FLPB	Wyomissing	PA	921,599	8.57	0.84	43.34	5.64	16.1	**246.5**	9.36	1,813
Washington Banking Company	WBCO	Oak Harbor	WA	705,593	16.76	1.25	11.39	7.56	16.8	**251.4**	12.88	2,374
Capital Crossing Bank	CAPX	Boston	MA	1,048,561	18.92	1.63	-12.11	7.41	15.2	**260.1**	28.36	27,723
First National Lincoln Corporation	FNLC	Damariscotta	ME	958,572	14.50	1.38	56.13	7.80	15.4	**255.8**	12.89	1,021
TIB Financial Corp.	TIBB	Naples	FL	1,012,885	9.41	0.76	33.18	6.86	29.1	**261.6**	4.90	1,552
North Valley Bancorp	NOVB	Redding	CA	895,176	13.65	0.99	21.89	5.76	16.1	**267.0**	16.50	6,325
S.Y. Bancorp, Inc.	SYBT	Louisville	KY	1,265,655	17.38	1.66	12.20	9.52	16.2	**267.9**	9.30	10,091
Northern Empire Bancshares	NREB	Santa Rosa	CA	1,187,300	17.24	1.43	23.71	8.28	18.0	**262.1**	19.53	9,498

*Highlighted banks chosen for Guideline Companies

All US Banks $700M-$1.3B (not including merger targets) Sorted by P/TBV

Company Name Ticker City ST Assets ROAE ROAA Asset Growth TE/TA P/E LTM P/TBV Insider Ownership % Avg. Daily Vol. (Shrs)

Cass	Information Systems, Inc. CASS Bridgeton MO 774,760 14.26 1.32 12.58 8.26 17.7 269.8 26.08 418
Columbia	Bancorp CBBO The Dalles OR 778,938 19.87 1.83 16.82 8.35 14.0 280.7 13.50 2,322
CIVITAS	BankGroup, Inc. CVBG Franklin TN 705,342 10.92 0.73 -15.95 6.37 23.2 285.3 21.15 21,158
Commercial	Bankshares, Inc. CLBK Miami FL 966,034 15.79 1.32 13.31 8.15 20.3 288.9 20.79 11,219
Enterprise	Financial Services Corp EFSC Clayton MO 1,140,522 13.96 0.96 12.25 6.87 22.7 286.0 22.90 7,245
PremierWest	Bancorp PRWT Medford OR 878,465 12.16 1.36 13.27 8.65 21.6 322.2 10.34 45,431
Summit	Financial Group, Inc. SMMF Moorefield WV 946,487 16.75 1.24 11.41 7.04 17.8 292.9 27.09 6,320
Colony	Bankcorp, Inc. CBAN Fitzgerald GA 1,018,095 13.82 0.87 8.66 6.13 20.5 283.6 23.80 10,662
Western	Sierra Bancorp WSBA Cameron Park CA 1,259,110 14.68 1.34 7.19 7.06 16.9 306.0 13.67 5,234
First	Mid-Illinois Bancshares, Incorporated FMBH Mattoon IL 817,684 14.04 1.19 1.97 7.25 18.9 308.2 38.70 1,110
Smithtown	Bancorp, Inc. SMTB Hauppauge NY 794,582 22.15 1.47 25.43 6.35 15.2 315.0 12.24 2,762
Sierra	Bancorp BSRR Porterville CA 1,010,686 20.19 1.46 8.36 7.07 16.7 318.6 48.11 11,243
Pinnacle	Financial Partners, Inc. PNFP Nashville TN 872,076 12.42 0.94 48.74 7.05 32.3 326.4 18.12 12,189
Farmers	& Merchants Bancorp FMCB Lodi CA 1,266,130 14.90 1.44 6.64 9.54 22.7 326.4 11.17 3
Southeastern	Bank Financial Corporation SBFC Augusta GA 786,311 15.47 1.25 15.87 7.78 24.1 352.4 46.96 180
Summit	Bancshares, Inc. SBIT Fort Worth TX 1,008,475 16.01 1.20 4.00 6.64 18.6 327.9 17.00 11,710
West	Bancorporation, Inc. WTBA West Des Moin eIA 1,187,792 20.31 1.70 15.00 7.29 14.9 342.9 2.70 9,367
First	South Bancorp, Inc. FSBK Washington NC 791,911 20.62 1.62 10.02 7.55 17.7 353.6 23.34 5,385
First	National Community Bancorp, Inc. FNCB Dunmore PA 955,334 13.12 1.09 11.52 8.51 29.5 355.6 27.30 1,171
Community	Bancorp, Inc. CMBC Escondido CA 770,200 17.03 1.53 44.81 6.66 18.3 359.4 20.50 6,303
Cascade	Bancorp CACB Bend OR 1,161,228 21.24 1.82 32.72 7.53 20.5 412.7 6.17 29,834
Temecula	Valley Bancorp, Inc. TMCV Temecula CA 724,216 28.61 1.97 37.22 6.97 18.8 426.2 25.85 5,142
Silver	State Bancorp SSBX Henderson NV 727,632 30.12 1.99 21.43 7.00 19.5 482.1 NA 1,859
Bank	of Guam BKGM Hagatna GU 779,828 10.26 0.90 4.10 NA 9.5 NA 45.50 0
Bank	of Utica BKUT Utica NY 958,601 16.14 1.34 0.79 9.05 NA NA NA 0
Baylake	Corporation BYLK Sturgeon Bay WI 1,105,235 15.16 1.09 9.73 NA 12.5 NA 12.35 540
CNB	Corporation Conway SC 721,070 13.03 1.30 8.57 9.83 NA NA 15.50 NA
First	Citizens Bancshares, Inc. Dyersburg TN 788,043 13.86 1.10 6.50 6.51 NA NA 15.06 NA
First	Farmers and Merchants Corporation Columbia TN 846,248 7.84 0.99 1.27 11.27 NA NA 9.27 NA
First	National Bank of Shelby FNSE Shelby NC 760,020 9.36 1.19 9.27 11.85 NA NA NA 0
Florida	Community Banks, Inc. Immokalee FL 789,272 28.04 2.25 31.17 7.82 NA NA 26.48 NA
National	Bank of Indianapolis Corporation Indianapolis IN 925,714 13.35 0.69 5.10 5.09 NA NA 36.40 NA
Palmetto	Bancshares, Inc. Laurens SC 1,052,002 16.36 1.33 11.88 7.75 NA NA 15.00 NA
Median	119 904,839 12.16 1.09 8.80 7.90 16.7 215.4 15.3 2,670
Average	119 926,159 12.49 1.10 12.44 8.23 18.1 227.3 18.8 6,737
Minimum	119 700,303 -11.21 -0.86 -15.95 2.30 9.5 106.8 1.9 0

*Highlighted banks chosen for Guideline Companies